UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2004

CCF HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	58-2173616
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 North Main Street Jonesboro, Georgia	30236
(Address of principal executive offices)	(Zip Code)

(770) 478-8881

(Registrant’s telephone number, including area code)

Item 5 – Other Events.

On March 30, 2004, CCF Holding Company (the “Company”) completed the sale, through its subsidiary, CCF Capital Trust I, of $4,500,000 of floating rate trust preferred securities (the “Capital Securities”) with a maturity date of March 31, 2034 and a liquidation value of $50,000 per Capital Security. Interest on the Capital Securities is to be paid on the last business day of each March, June, September, and December. The interest rate is reset quarterly at a rate equal to the prime rate of interest as announced in the Money Rates section of the Eastern Edition of The Wall Street Journal plus 12.5 basis points. CCF Holding Company intends to use the proceeds from this offering for general corporate purposes, including providing capital to its subsidiary, Heritage Bank.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press Release dated April 2, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CCF HOLDING COMPANY

By:	/s/ David B. Turner
David B. Turner,
Chief Executive Officer

Dated: April 2, 2004

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